Exhibit 10.2
BOXLIGHT CORPORATION
2750 Premiere Parkway, Suite 900
Duluth, GA 30097
November 13, 2024
Whitehawk Capital Partners, LP
11601 Wilshire Boulevard, Suite 1980
Los Angeles, CA 90025
Attention: Mr. Robert A. Louzan
RE:     Consent to Waiver of Defaults under (i) Section 7.03(a) of the Credit Agreement with respect to Test Period Ended September 30, 2024, and (ii) Section 2.05(c)(vii) and Article III of the Credit Agreement.
Dear Mr. Louzan:
Reference is made to:
(i)    the Credit Agreement, originally dated December 31, 2021 (a) as amended by the First Amendment to Credit Agreement dated as of April 4, 2022, (b) as amended by the Second Amendment to Credit Agreement dated as of June 21, 2022, (c) as amended by the Third Amendment to Credit Agreement dated as of April 24, 2023, (d) as amended by the Fourth Amendment to Credit Agreement dated as of June 26, 2023, (e) as amended by the Fifth Amendment to Credit Agreement dated as of March 14, 2024, (f) as amended by the Sixth Amendment to Credit Agreement dated as of April 19, 2024, (g) as amended by the Seventh Amendment to Credit Agreement dated as of August 12, 2024 and (h) as further amended, restated, supplemented or modified, the “Credit Agreement”; (all capitalized terms defined in the Credit Agreement and not otherwise defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby), between Boxlight Corporation, a Nevada corporation (the “Company” or the “Borrower”) and each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto and each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, the financial institutions party hereto as Lenders and Whitehawk Capital Partners, LP (“Whitehawk”), as collateral agent for the Lenders (in such capacity, together with its designees, successors and assigns, the “Collateral Agent”) and as administrative agent for the Lenders (in such capacity, together with its designees, successors and assigns, the “Administrative Agent,” and with the Collateral Agent, the “Agents”); and
(ii)    each other Loan Document, including, without limitation: (a) the Amended and Restated Fee Letter (as amended by the June 2023 Consent); (b) the December 2022 Consent (c) the April 2023 Consent; (d) the June 2023 Consent and (e) the November 2023 Waiver;
The Loan Parties acknowledge and agree that:
(x)    for the Testing Period Ended September 30, 2024, they have a Senior Leverage Ratio that is greater than 1.75:1.00 (“Financial Covenant Default”), which is a Default under Section 7.03(a) of the Credit Agreement;
(y)    (1) the Monthly Borrowing Base Certificate for the month ending October 31, 2024 shall indicate that the Loan Parties are in an Over Advance and will not be in Borrowing Base compliance for the month ending October 31, 2024 and (2) the Loan Parties shall have not made and will not make the payment required to be made under Section 2.05(c)(vii) of the Credit Agreement in an aggregate amount equal to the Over Advance for the month ending October 31, 2024, which is a Default under Section 2.05(c)(vii) and Article III of the Credit Agreement (“Borrowing Base Default” and together with the Financial Covenant Default, the “November 2024 Waiver EODs”); and

(z)    the November 2024 Waiver EODs constitute immediate Events of Default under Section 9.01(c) (the Financial Covenant Default) and Sections 9.01(c) and (d) (the Borrowing Base Default), respectively, of the Credit Agreement.
The Loan Parties have requested that the Lenders waive the November 2024 Waiver EODs and the exercise of remedies under the Credit Agreement by reason of the Loan Parties’ November 2024 Waiver EODs (this “November 2024 Waiver”), and the Lenders have agreed to such November 2024 Waiver, in each case, based upon and subject to the following terms and conditions which the Loan Parties must comply with (each of 1 through and including 4 below, a “November 2024 Waiver Condition” and collectively, the “November 2024 Waiver Conditions”) (and the failure to meet any of the November 2024 Waiver Conditions would effectively negate and void this November 2024 Waiver without any further action or notice on part of any Agent or Lender and shall also constitute an immediate Event of Default under the Credit Agreement and the other Loan Documents):
1.The Loan Parties shall make an optional prepayment of the Term Loan in an aggregate principal amount equal to $1,000,000 (the “November 2024 Optional Prepayment”) on or prior to November 14, 2024, plus accrued interest on the November 2024 Optional Prepayment to the date of such optional prepayment plus the Prepayment Premium on the November 2024 Optional Prepayment.
2.The November 2024 Optional Prepayment shall not be used for any purpose (including the calculation of interest or any premium) or basket under the Credit Agreement other than to show a reduction in the aggregate Term Loan principal balance on and as of the date of the November 2024 Optional Prepayment.
3.The requirements of Section 3.03 (i.e. Post-Default Rate) of the Credit Agreement shall remain in effect until compliance with the Borrowing Base requirements of the Credit Agreement (provided that the Secured Parties’ right to receive the Post-Default Rate for any other Default or Event of Default is not waived).
4.Each Loan Party hereby represents and warrants to each Agent and each Lender that:
(a)  The Loan Parties are in compliance in all material respects with all of the terms and provisions set forth in the Credit Amendment and the other Loan Documents (or in all respects with all of the terms and provisions set forth in the Credit Amendment and the other Loan Documents that are qualified by materiality or Material Adverse Effect) on their part to be observed or performed thereunder.
(b)  No Default or Event of Default (other than the November 2024 Waiver EODs) has occurred and is continuing, or would result from, this November 2024 Waiver.
(c)  (i) The execution, delivery and performance by such Loan Party of this November 2024 Waiver has been duly authorized by all necessary corporate or other organizational action and (ii) this November 2024 Waiver constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.
In the event, the Borrower or any other Loan Party fails to comply with any of the November 2024 Waiver Conditions, then, and in any such event and anytime thereafter during the continuance of any such event, the Agents may, and shall at the request of the Required Lenders, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced (ii) declare all or any portion of the Term Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Term Loans, all accrued and unpaid interest thereon (including interest at the Post-Default Rate), all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Prepayment Premium (with such term as amended by the June 2023 Consent) with respect to the Commitments so terminated and the Term Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii)

exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents.
All of the representations, warranties, terms, covenants and conditions of the Loan Documents remain in full force and effect in accordance with their respective terms. The conditional waiver set forth herein shall be limited precisely as provided for herein and, except to the extent specifically provided for herein, shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower or any other Loan Party requiring the consent of the Administrative Agent or any Lender. The Administrative Agent and the Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrower or any other Loan Party for any existing or future Defaults or Events of Default (other than the defaults, as waived (subject to compliance by the Loan Parties with the conditions herein)). This waiver, subject to compliance by the Loan Parties with the conditions herein, except as expressly set forth herein, shall not constitute a modification of the Credit Agreement or any other Loan Document or a course of dealing with the Administrative Agent, the Collateral Agent or any Lender at variance with the Credit Agreement or any other Loan Document such as to require further notice by the Administrative Agent, the Collateral Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except, in each case, as expressly set forth herein.
The execution and delivery of this November 2024 Waiver and the performance by such Loan Party (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (x) such as have been obtained or made and are in full force and effect or to be made and (y) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (ii) will not violate any (x) of such Loan Party's organizational documents or (y) requirements of law applicable to such Loan Party which violation, in the case of this clause (ii)(y), could reasonably be expected to have a Material Adverse Effect and (iii) will not violate or result in a default under any material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (iii), could reasonably be expected to result in a Material Adverse Effect.
Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as an accommodation party or a guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any of the Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this November 2024 Waiver and conditions for this November 2024 Waiver and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this November 2024 Waiver shall not serve to effect a novation of the Obligations or, except to the extent specifically provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender or constitute a waiver of any provision of any of the Loan Documents.
In consideration of the Administrative Agent’s and each Lender’s agreements contained in this November 2024 Waiver, each Loan Party hereby absolutely and unconditionally releases and forever discharges each Agent and each Lender, and any and all of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this November 2024 Waiver for or on account of, or in relation to, or in connection with any of the Credit Amendment, any of the Loan Documents or any of the transactions thereunder or related thereto, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Loan Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under any Applicable Law which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her might have materially affected his settlement with the debtor.”
Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Loan Party pursuant to the above release. If any Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, such Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys' fees and costs incurred by such Released Party as a result of such violation.
This November 2024 Waiver shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto in accordance with the Credit Agreement and the other Loan Documents. This November 2024 Waiver may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this November 2024 Waiver by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this November 2024 Waiver.
Each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this November 2024 Waiver”: Section 12.01 (Notices), Section 12.06 (Severability), Section 12.07 (Governing Law), Section 12.10 (Jurisdiction, Service of Process and Venue), Section 12.11 (Waiver of Jury Trial), Section 12.13 (No Party Deemed Drafter), Section 12.15 (Indemnification), Section 12.16 (Governing Law Attorney), Section 12.22 (Integration), and Section 12.25 (Electronic Signatures). This November 2024 Waiver is a Loan Document and is subject to and has the benefit of all provisions in the Credit Agreement applicable to Loan Documents.

BORROWER:

BOXLIGHT CORPORATION

By: \s\ Gregory Wiggins
Name:    Gregory Wiggins
Title:    Chief Financial Officer

GUARANTORS:

Boxlight, Inc.,
a Washington corporation

By: \s\ Gregory Wiggins
Name:    Gregory Wiggins
Title:    Chief Financial Officer

                    EOSEDU LLC,
                     an Arizona limited liability company

By: \s\ Gregory Wiggins
Name:    Gregory Wiggins
Title:    Chief Financial Officer

                Boxlight Group Limited
                a Northern Ireland company

By:     \s\ Dale Strang
Name: Dale Strang
Title: Chief Executive Officer

EXECUTED as a DEED by Sahara Holdings
Limited, acting by two directors:

\s\ Shaun Marklew
                Signature of director
Shaun Marklew

\s\ John Ginty
Signature of director
John Ginty

Sahara Presentation Systems, Inc.,
a Delaware corporation

By:     \s\ Dale Strang
Name: Dale Strang
Title: Chief Executive Officer

EXECUTED as a DEED by Sahara Presentation                 Systems Ltd, acting by two directors:

                \s\ Shaun Marklew
Signature of director

\s\ John Ginty
Signature of director

Clevertouch B.V.,
a Netherlands limited liability company (besloten vennootschap met beperkte aansprakelijkheid)

By:     \s\ Shaun Marklew
Name: Shaun Marklew
Title: Director

Sahara Presentation Systems Europe BV            a Belgium company

By:     \s\ Shaun Marklew
Name: Shaun Marklew
Title: Director

FrontRow Calypso, LLC
                        a Delaware limited liability company

By:     \s\ Dale Strang
Name: Dale Strang
Title: Chief Executive Officer

ADMINISTRATIVE AGENT AND LENDERS:

WHITEHAWK CAPITAL PARTNERS LP,
as the Administrative Agent

By: \s\ Robert A. Louzan
Name:    Robert A. Louzan
Title:    Authorized Signatory

WHITEHAWK FINANCE LLC, as a Lender

By: \s\ Robert A. Louzan
Name:    Robert A. Louzan
Title:    Authorized Signatory